Exhibit 99.1

Great Ajax Corp. Closes $30 Million Private Placement

New York, NY—May 7, 2020—Great Ajax Corp. (NYSE: AJX) (the “Company”) announced today that the Company has closed a private placement of $30 million of the Company’s preferred stock and warrants to affiliates of each of Flexpoint Ford LLC, Magnetar Capital LLC and Wellington Management Company LLP pursuant to a securities purchase agreement dated May 7, 2020. The Company issued 1,112,400 shares of the Company’s 7.25% Series A Fixed-to-Floating Rate Preferred Stock, liquidation preference $25.00 per share, and 87,600 shares of the Company’s 5.00% Series B Fixed-to-Floating Rate Preferred Stock, liquidation preference $25.00 per share, each at a purchase price per share of $25.00, and two series of five-year warrants to purchase an aggregate of 1,500,000 shares of the Company’s common stock, par value $0.01 per share, at an exercise price of $10.00 per share. Each series of warrants includes a put option that allows the holder to sell the warrants to the Company at a specified put price on or after August 7, 2023. The Company expects to use the net proceeds from the private placement to acquire mortgage loans and mortgage-related assets consistent with the Company’s investment strategy. Piper Sandler & Co. served as the Company’s financial adviser in connection with the private placement.

The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. In connection with the private placement, the Company has agreed to file a registration statement with the United States Securities and Exchange Commission registering the resale of the preferred stock and the shares of common stock underlying the warrants.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Great Ajax

Great Ajax Corp. is a Maryland corporation that is a real estate investment trust, that focuses primarily on acquiring, investing in and managing re-performing mortgage loans secured by single-family residences and, to a lesser extent, non-performing mortgage loans. The Company also originates loans secured by multi-family residential and smaller commercial mixed use retail/residential properties, and invests in multi-family residential and smaller commercial mixed use retail/residential properties directly. The Company is externally managed by Thetis Asset Management LLC. Its mortgage loans and other real estate assets are serviced by Gregory Funding LLC, an affiliated entity. The Company has elected to be taxed as a real estate investment trust under the Internal Revenue Code.

Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “will,” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond the control of the Company, including, without limitation, the risk factors and other matters set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 4, 2020 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 5, 2020. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

CONTACT:	Lawrence Mendelsohn
Chief Executive Officer
Or
Mary Doyle
Chief Financial Officer
Mary.Doyle@aspencapital.com
503-444-4224